                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.




         TEAMSTAFF, INC. (FORMERLY KNOWN AS DIGITAL SOLUTIONS, INC.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 TEAMSTAFF, INC.

                       (FORMERLY DIGITAL SOLUTIONS, INC.)

                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 17, 1999

To the Shareholders of TEAMSTAFF, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEAMSTAFF, INC., formerly Digital Solutions, Inc. (the "Company") will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on March 17, 1999 at 11:00 AM New Jersey Time, for the following purposes:

         1. To consider and act upon a proposal to effect an amendment to the Certificate of Incorporation of the Company to provide for a classified Board of Directors and related matters, all as set forth in the form of Amended and Restated Certificate of Incorporation in Appendix A annexed hereto; and

         2. To elect a Board of Directors consisting of seven Directors in staggered terms of one to three years or, in the alternative, if Proposal 1 above is not adopted, to elect seven Directors to hold office until the next Annual Meeting of Shareholders and until their successors are only elected and qualified for a term of one year; and to transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on February 17, 1999 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Meeting and any adjournment thereof.

         You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors
Donald T. Kelly
Secretary

Dated:    February 18, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 TEAMSTAFF, INC.

                       (FORMERLY DIGITAL SOLUTIONS, INC.)

                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 17, 1999

         This proxy statement and the accompanying form of proxy have been mailed to the shareholders of Common Stock of record of February 17, 1998 (the "Record Date") of TEAMSTAFF, INC., formerly Digital Solutions, Inc., a New Jersey Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held on March 17, 1999 at 11:00 a.m. and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

         Shares of the Company's Common Stock par value $.001 per share represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted as follows: (I) FOR the proposal to amend the Company's Certificate of Incorporation to provide for a classified Board of Directors, and further providing that any amendment to such provision be effective only upon the affirmative vote of 66 2/3% of the issued and outstanding shares entitled to vote thereon; (ii) FOR the election of seven Directors in staggered terms of one to three years. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.


         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of the Company. Approval of Proposal I (classified Board) requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Election of directors is by plurality vote, with the seven nominees receiving the highest vote totals to be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.


         The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The annual report to shareholders for the fiscal year ended September 30, 1998, including financial statements, accompanies this proxy statement.

         The principal executive offices of the Company are located at 300 Atrium Drive, Somerset, New Jersey 08873; the Company's telephone number is
(732) 748-1700.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Arthur Andersen LLP., Certified Public Accountants, as independent accountants of the Company for the fiscal year ending September 30, 1999. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Arthur Andersen, LLP. consist of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Arthur Andersen, LLP. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Annual Meeting are the Company's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on February 17, 1999 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of February 17, 1999, 27,617,241 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

         The following table sets forth certain information as of February 17, 1999 with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of the Company as a group, and to the persons known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

                                                        NUMBER OF SHARES            PERCENT OF COMPANY'S
NAME OF SHAREHOLDER                                     PRESENTLY OWNED(1)          OUTSTANDING STOCK
Karl W. Dieckmann(2)                                    325,743                     1.18%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Senator John H. Ewing(3)                                128,125                     *
76 Claremont Road
Bernardsville, NJ 07924

                                                        NUMBER OF SHARES            PERCENT OF COMPANY'S
NAME OF SHAREHOLDER                                     PRESENTLY OWNED(1)          OUTSTANDING STOCK
William J. Marino(4)                                       93,617                    *
c/o Blue Cross/Blue Shield
      of New Jersey
3 Penn Plaza East
Newark, NJ 07105

Donald W. Kappauf(5)                                      601,248                    2.2%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Donald T. Kelly(6)                                         88,850                    *
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Charles R. Dees, Jr. Ph.D.(7)                               7,074                    *
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Martin J. Delaney(8)                                      116,823                    *
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Kirk Scoggins(9)                                        3,286,931                   11.9%
c/o Digital Solutions, Inc.
300 Atrium Drive
Somerset, NJ 08873

Warren M. Cason(10)                                     2,220,654                      8%
400 N. Ashley Drive, Suite 2300
Tampa, FL 33602

Warren M. Cason Jr.(11)                                  1,843,889                   6.7%
as Trustee of the
Dorothy C. Cason
1997 Three Year
Grantor Retained
Annuity Trust
c/o Warren M. Cason
400 N. Ashley Drive, Suite 2300
Tampa, FL 33602

*        Less than 1 percent.

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes options to purchase 15,000 shares of the Company's common stock, and warrants to purchase 10,000 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(3) Includes options to purchase 20,000 shares of the Company's common stock, and warrants to purchase 2,500 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(4) Includes options to purchase 15,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(5) Includes options to purchase 222,500 shares of the Company's common stock, and excludes unvested options to purchase 125,000 shares of common stock.

(6) Includes options to purchase 80,000 shares of common stock, and excludes unvested options to purchase 50,000 shares of common stock.

(7) Includes options to purchase 5,000 shares of common stock, and excludes unvested options to purchase 1,250 shares of common stock.

(8) Includes options to purchase 5,000 shares of common stock, and excludes unvested options to purchase 1,250 shares of common stock.

(9) Mr. Scoggins received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Mr. Scoggins also joined the Company's Board of Directors on January 25, 1999. Of the 3,286,931 shares currently owned by Mr. Scoggins, 587,552 Shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies. Excludes Unvested options to purchase 100,000 shares. See "Certain Relationships and Related Transactions."

(10) Mr. Cason received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 2,220,654 shares currently owned by Mr. Cason, 396,950 have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owner of the TeamStaff Companies. See "Certain Relationships and Related Transactions."

(11) This Trust received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 1,843,889 shares currently owned by this Trust, 329,665 have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owner of the TeamStaff Companies. See "Certain Relationships and Related Transactions."

CERTAIN REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Company, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1998 fiscal year.

                                   PROPOSAL I

                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION PROVIDING FOR A CLASSIFIED

                               BOARD OF DIRECTORS

         The Board of Directors of the Company has unanimously determined that certain amendments to the Company's Certificate of Incorporation are advisable, and accordingly, has voted to recommend them to the shareholders for adoption. Shareholders are urged to carefully read the materials that follow as they involve matters of particular importance. The full text of the proposed amendment to the Certificate of Incorporation is set forth in the form of Amended and Restated Certificate of Incorporation contained in Appendix A to this Proxy Statement.

BACKGROUND OF THE PROPOSED AMENDMENT

         The Board of Directors of the Company has determined that it would be in the best interests of the Company to provide for the classification of its Board of Directors in its Certificate of Incorporation. An amendment to the Certificate of Incorporation of the Company to effect a change in the structure of the Board of Directors is therefore required. This amendment is being submitted to shareholders as Proposal I. The proposed amendment has certain anti-takeover aspects. Discussions of possible advantages and disadvantages of Proposal I and of other actions taken by the Board which could have anti-takeover aspects are discussed in this section. The proposed Amendment would provide that the Board of Directors be divided into classes of Directors with different terms.

         The proposed amendment has a number of purposes, among them to promote continuity and stability at the Board level, to effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board, and to reduce the likelihood of sudden disruption of the Company's long-term policies.

         In order to prevent a person from obtaining control of the Company and immediately replacing the entire Board or specific members thereof, the Board has recommended amending the Certificate of Incorporation to divide the Board of Directors into three classes with staggered three-year terms and to implement certain supplementary provisions to facilitate continuity in the leadership of the Company. The classification of the Board and staggering of the terms of the Directors may prevent a potential acquirer of the Company from electing a majority of Directors of its own choosing until after at least two successive Annual Meetings of

Shareholders. In addition, to prevent a potential acquirer of the Company from circumventing the purposes of classifying and staggering the Board, the proposed amendment provides that: (1) Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding stock; (2) any vacancy on the Board shall be filled only by the remaining Directors then in office, whether or not there is a quorum; and (3) the Shareholder vote required to alter, amend or repeal the foregoing amendment to the Certificate of Incorporation, and related amendment to the Bylaws is increased from a majority to 66 2/3% of the combined voting power of the Company's outstanding voting stock.

         In addition, Proposal I is intended to provide the Board of Directors and the shareholders with the means to counter takeover tactics that the Board deems essentially unfair, and to enhance the ability of the Board, and ultimately the shareholders, to negotiate with any potential acquiring company or group from the strongest tactical position. However, takeovers or changes in management of the Company that are proposed and effected without prior consultation and negotiation with the Company's Board of Directors are not necessarily detrimental to the Company and its shareholders. Adoption of this proposal may have significant effects on the ability of shareholders to change the composition of the Board and to benefit from a transaction opposed by the incumbent Board even if a majority of the shareholders deem such transaction to be in their best interests. Shareholders are urged to read this section of the Proxy Statement carefully.

         Further, while the proposed amendment would make it more difficult for a substantial shareholder to seize control of the Company, thereby encouraging negotiation with the Board of Directors, it is also possible in such a negotiation that the interests of existing management and the Board in retaining their positions or the Company's independence may diverge from the interests of some shareholders. The proposed amendment, although it may have an anti-takeover effect, is not in response to any efforts of which the Company is aware to obtain control of the Company.

         If the amendment described in Proposal I is adopted by the shareholders, the Amended and Restated Certificate of Incorporation in the form annexed as Appendix A with the proposed amendments incorporating those changes will be filed with the Secretary of State of the State of New Jersey immediately following the Annual Meeting.

AMENDMENT PROPOSED BY THE BOARD OF DIRECTORS

         Classification of the Board. The proposed amendment to the Certificate of Incorporation provides that the Board shall be divided into three classes of Directors, each class to be as nearly equal in number as possible but to contain not less than one Director. If Proposal I is adopted, the Directors elected at this meeting will be divided into three classes to serve for terms expiring in 2000 (Class 3), 2001 (Class 2) and 2002 (Class 1), respectively. Thereafter, each class of Directors will serve for staggered three-year terms. The members of each proposed class of directors are set forth under the heading "Election of Directors."

         Increased Shareholder Vote for Alteration, Amendment or Repeal of Proposed Amendment. Assuming the amendment is approved at the annual meeting, the approval of the holders of at least 66 2/3% of the combined voting power of the Company's voting stock would be required in the future for the amendment or repeal of the proposed amendment to the Certificate of Incorporation discussed above. The requirement of an increased Shareholder vote is designed to prevent a Shareholder with a simple majority of the voting power of the voting stock from avoiding the requirements of the proposed amendment by simply repealing them. Additionally, the proposed amendment provides that Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding stock. These provisions could also have the practical effect of precluding Shareholder action to amend the specified provisions of the Amended and Restated Certificate of Incorporation, even in the absence of a possible change in control and regardless of the advantage to shareholders of such an amendment.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock, voting as a single class, issued and outstanding as of the Record Date and entitled to vote at the Meeting is required for the approval of this Proposal I.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL I TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                   PROPOSAL II
                              ELECTION OF DIRECTORS

GENERAL

         The discussion provided herein relates to the election of Directors of the Company. If the shareholders approve Proposal I amending the Company's Certificate of Incorporation to provide for a classified Board of Directors, then shareholders will be voting for seven (7) nominees with terms of one (1) to three (3) years. If Proposal I is not adopted, then shareholders will be voting for seven (7) directors with a term of one (1) year until the next Annual Meeting of Shareholders, all as further described below.

         Shareholders are being solicited to approve an amendment to the Company's Certificate of Incorporation to incorporate provisions concerning the classification of the Board of Directors be made in the Company's Certificate of Incorporation (Proposal I) and also providing that any further amendment to such provision be effected by the affirmative vote of at least 66 2/3% of the issued and outstanding shares of capital stock entitled to vote. See hereinafter Proposal I. If Proposal I is adopted, the Certificate of Incorporation will be amended in the form of Article SIXTH as contained in the Amended and Restated Certificate of Incorporation set forth as Appendix A annexed hereto to conform it to the terms of Proposal I, including a provision that the affirmative vote of 66 2/3% of the shareholders will be required to amend this provision in the future.

         A board of seven directors is proposed to be elected at the Annual Meeting of Shareholders to hold office for a term of one year and until their respective successors shall have been duly elected and qualified in the event Proposal I is not adopted and to hold office for the terms indicated in the event Proposal I is adopted. The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of Shareholders is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

         The following table sets forth certain information as of February 17, 1999 with respect to the nominees for election as directors of the Company.

                                    POSITION WITH COMPANY:             DIRECTOR CONTINUOUSLY
NAME                                PRINCIPAL OCCUPATION; AND AGE               SINCE
Karl W. Dieckmann          Chairman of the Board of Directors; 70               1990

John H. Ewing              Director; 78                                         1990

William J. Marino          Director; 55                                         1995

Donald W. Kappauf          President and Chief Executive Officer,
                           Director; 52                                         1998

Charles R. Dees, Jr.       Director; 58                                         1998

Martin J. Delaney          Director; 55                                         1998

                                    POSITION WITH COMPANY:             DIRECTOR CONTINUOUSLY
NAME                                PRINCIPAL OCCUPATION; AND AGE               SINCE
Kirk A. Scoggins           President-PEO Division, Director; 39                 1999

         If Proposal I is not adopted by shareholders, the aforementioned Directors will be elected for a period of one year at the Company's annual meeting of shareholders and will serve until his successor is duly elected by the shareholders.

         Karl W. Dieckmann, Director of the Company since April, 1990, has been Chairman of the Board since November, 1991. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Corporation (now Allied Signal Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager -- Plastics Division, as well as various positions with the Chemicals Division.

         John H. Ewing, has been a Director of the Company since April, 1990. Mr. Ewing was a State Senator for the state of New Jersey from 1978 to 1998. From 1968 to 1977, Senator Ewing was a New Jersey State Assemblyman. From 1940 to 1968, he was employed by Abercrombie and Fitch Co., New York City, and eventually rose to the position of Chairman of the Board.

         William J. Marino, President and Chief Executive Officer of Blue Cross and Blue Shield of New Jersey, joined the Board of Directors in October, 1995. He joined Blue Cross and Blue Shield in 1992 and was named to his present post in 1994. From 1968 to 1991, Mr. Marino held a variety of sales, marketing and management positions with the Prudential Insurance Company of America. He is Chairman of the Board of Trustees of the United Way of Essex and West Hudson
(NJ) and is Chairman of the Board of Directors and Executive Committee of the Regional Business Partnership, and a Trustee of the New Jersey Network Foundation, St. Peter's College and the Newark Museum.

         Donald W. Kappauf became President and Chief Executive Officer of Digital Solutions, Inc. on December 16, 1997. Mr. Kappauf joined Digital Solutions, Inc. in 1990 and has held several senior management positions including Division President and Executive Vice President. From 1988 to 1990, Mr. Kappauf was President of Perm Staff/Temp Staff in Princeton, New Jersey. He was Assistant Vice President of SMC Engineering and then President of SMC Personnel Support from 1968 to 1988.

         Charles R. Dees, Jr. joined the Board of Directors in July, 1998. Since 1997, Mr. Dees has been the Senior Vice President for Institutional Advancement of Fairleigh Dickinson University. From 1995 to 1997, Mr. Dees was the Campus Executive, Teaneck-Hackensack Campus of Fairleigh Dickinson University; and from 1994 to 1997 he was also the Vice president for Institutional Advancement for Fairleigh Dickinson University. Mr. Dees was a Private Consultant for a contract search company from 1993 to 1994. Mr. Dees also served from 1982 to 1993 as the Vice Chancellor for University Affairs at Seton Hall university. From 1978 to 1982 Mr. Dees served in the U.S. Department of Education as the Executive Assistant to the Assistant Secretary for Post-Secondary Education, the Deputy Director, Office of Policy Development, and Acting Deputy Director, Division of Institutional Development. Mr. Dees obtained a Ph.D. in 1973 from the University of Pittsburgh in Higher Education Administration, a Masters in Education from Duquesne in 1964 and a Bachelor of Arts degree from LaSalle University in 1961.

         Martin J. Delaney joined the Board of Directors in July, 1998. Mr. Delaney is a prominent healthcare executive presently serving as President, CEO and a director of the Winthrop-South Nassau University Health System, Inc., in Long Island, New York.

         Kirk A. Scoggins joined the Board of Directors in January, 1999. From 1990 to 1999, Mr. Scoggins was the President and CEO of the TeamStaff Companies. From 1994 to 1998, Mr. Scoggins was a member of the Executive Committee of the Board of Directors and Immediate Past President of the National Association of Professional Employer Organizations and is also a founding member and Past President of the Florida Association of Professional Employer Organizations.

         If Proposal I is adopted, the Board of Directors will be divided into three classes of Directors. The nominees for Class 1, if elected, will serve for a term expiring at the 2002 Annual Meeting of Shareholders, Class 2 will serve for a term expiring at the 2001 Annual Meeting of Shareholders and Class 3 will serve for a term expiring at the 2000 Annual Meeting of Shareholders, and in each case, until their successors are duly elected and qualified. At each subsequent Annual Meeting of Shareholders, one class of Directors will be elected for a term of three years and until their successors are duly elected and qualified.

         If Proposal I is adopted, shareholders will elect Directors for the Classes and terms as follows:

Director                            Class                                      Term Expires
Karl W. Dieckmann                   1                                             2002

Donald W. Kappauf                   1                                             2002

John H. Ewing                       2                                             2001

William J. Marino                   1                                             2002

Kirk A. Scoggins                    3                                             2000

Charles R. Dees, Jr.                2                                             2001

Martin J. Delaney                   3                                             2000

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors has three committees: Audit, Compensation and Nominating Committees. During fiscal year 1998, the Board of Directors held five meetings. The Audit Committee met on one occasion and the Nominating Committee met on three occasions. The Compensation Committee met on two occasions. No member of the Board nor any member of any Board Committee failed to attend less than 75% of the meetings of the Board or such Committee.

COMMITTEES OF THE BOARD

         Audit Committee. The members of the Audit Committee are Karl W. Dieckmann, John E. Ewing, William J. Marino. The Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (iii) review with the Company's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors.

         Compensation Committee. The members of the Compensation Committee are Karl W. Dieckmann, John H. Ewing, and William J. Marino. The Compensation Committee functions include administration of the Company's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Company.

         Nominating Committee. The members of the Nominating Committee are Karl
W. Dieckmann, Donald W. Kappauf and William J. Marino. The Nominating Committee functions include the review of all candidates for a position on the Board of Directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating Committee solicits candidates on behalf of the Company to fill any vacancy on the Board. The Nominating Committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Karl W. Dieckmann, John H. Ewing and William J. Marino served on the Company's Compensation Committee during the last fiscal year. See "Certain Relationships and Related Transactions" for transactions between the Company and members of the Compensation Committee.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company are not compensated for services in such capacity. Non-employee directors receive $1,000 for each Board meeting attended and $500 for non-Board meeting attended and $400 for each Committee meeting attended. Non-employee directors are also eligible to participate in the Non-Executive Director Option Plan, as discussed below.

EXECUTIVE COMPENSATION

         The following provides certain summary information concerning compensation paid or earned by the Company during the years ended September 30, 1998, 1997 and 1996 to the Company's Chief Executive Officer and each of the executive officers of the Company who received in excess of $100,000 in compensation during the last fiscal year.

NAME AND                                    ANNUAL COMPENSATION                 LONG TERM COMPENSATION
PRINCIPAL POSITION                   YEAR        SALARY         BONUS          OTHER        OPTIONS/SAR'S
George J. Eklund, (1)
Director                             1998        $210,000       $0                $0        0
                                     1997        $210,000       $0                $0        0
                                     1996        $207,924       $100,000          $0        300,000

Donald W. Kappauf, (2)
Chief Executive Officer              1998        $173,308       $89,670           $16,991   200,000
                                     1997        $121,154       $25,000           $0        0
                                     1996        $110,000       $20,000           $0        0

Donald T. Kelly, (3)
Chief Financial Officer              1998        $151,038       $45,000           $0        50,000
                                     1997          $90,865      $20,000           $0        30,000

(1) Mr. Eklund's employment with the Company commenced on September 19, 1994. He assumed the position of Chief Executive Office in March 1996. In December 1997 due to health concerns, his position changed. Mr. Eklund resigned as Director as of January 14, 1999.

(2) The 1997 salary includes Mr. Kappauf's compensation for the executive vice president position he assumed on August 27, 1997. His compensation in 1997, prior to becoming executive vice president was $105,288. Compensation for 1996 was for his position as Division Vice President. Other compensation includes car and car insurance.

(3) Mr. Kelly was granted a sign on bonus of $20,000 at employment, on January 20, 1997.

         The Company provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Company has no retirement or pension plan other than a 401(k), which is voluntary.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         NO. OF SECURITIES
                         UNDERLYING OPTIONS   PERCENTAGE OF TOTAL
                         GRANTED              OPTIONS/GRANTED IN       EXERCISE OF BASE
NAME                                          FISCAL YEAR              PRICE PER SHARE        EXPIRATION DATE
Donald Kappauf           100,000              38%                      $1.9375                08/27/2002

Donald Kappauf           100,000              38%                      $1.9375                01/02/2003

Donald Kelly             50,000               19%                      $1.9375                01/02/2003

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AS OF
                                                                 OPTIONS/SARS SEPTEMBER 30,      SEPTEMBER 30, 1998
                                                                 1998                            EXERCISABLE/
                            SHARES ACQUIRED                      EXERCISABLE/                    UNEXERCISABLE
                            ON                                   UNEXERCISABLE                   (1)
NAME                        EXERCISE          VALUE REALIZED
George J. Eklund            0                 0                  380,000/120,000                 $0/$0

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AS OF
                                                                 OPTIONS/SARS SEPTEMBER 30,      SEPTEMBER 30, 1998
                                                                 1998                            EXERCISABLE/
                            SHARES ACQUIRED                      EXERCISABLE/                    UNEXERCISABLE
                            ON                                   UNEXERCISABLE                   (1)
NAME                        EXERCISE          VALUE REALIZED
Donald W. Kappauf           0                 0                  175,000/125,000                 $0/$0

Donald T. Kelly             0                 0                  45,000/35,000                   $0/$0

(1) Based upon a closing bid price of the Common Stock at $1 1/16 per share on September 30, 1998.

1990 STOCK OPTION PLANS

         In April, 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan") which was approved by shareholders in August, 1990. The 1990 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's").

         The 1990 Plan is administered by a Stock Option Committee designated by the Board of Directors. The Stock Option Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 1990 Plan and to establish and amend rules and regulations relating thereto.

         Under the 1990 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 1988 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

         The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

         The Stock Option Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         Unless sooner terminated, the 1990 Plan will expire in April 2000.

         In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provides for issuance of a maximum of 500,000 shares of common stock upon the exercise of stock options arising under the Director Plan. Options may be granted under the Director Plan until April, 2000 to: (I) non-executive directors as defined and, (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previously year. Similarly, each eligible director of an advisory board will receive on each September lst an option to purchase 5,000 shares of the Company's common stock each September lst. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

         The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Director Plan shall be administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

         In April 1990, the Board of Directors adopted and in August, 1990, the Company's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries. It is contemplated that only those executive management employees (generally the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President and Vice Presidents of the Company or Presidents of the Company's subsidiaries) who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 5,000,000 shares of common stock will be reserved for issuance under the Management Plan. Awards made under the Management Plan will be subject to three (3) year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan permits awards until April, 2000.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan.

         The Management Plan provides four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

         Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs") similar to the options granted under the 1990 Plan.

         Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his heirs, as the case may be, shall be entitled to receive a pro-rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

         Restricted stock purchase agreements provide for the sale by the Company of shares of common stock at a price to be determined by the Board of Directors, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six month period, but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

EMPLOYMENT AGREEMENT

         Effective March 12, 1996, the Company entered into a new employment agreement with Mr. Eklund for a three year term. The employment agreement provided for (I) annual compensation of $210,000 for the first year of the agreement increasing at the discretion of the Company; (ii) a bonus in accordance with a plan to be established by the Company; (iii) the award of stock options to purchase 300,000 shares of the Company's common stock, subject to vesting requirements; (iv) certain insurance and severance benefits; and (v) a $700 per month automobile allowance. Effective December 16, 1997, Mr. Eklund's position was changed for health reasons. The Company and Mr. Eklund have entered into an agreement regarding the change in his position. Pursuant to this agreement, Mr. Eklund no longer serves as President and Chief Executive Officer of the Company. Mr. Eklund remains a Director and preforms special projects work for compensation. Mr. Eklund will continue to receive his salary and certain other benefits as provided in his original employment agreement. Effective January 14, 1999, Mr. Eklund resigned as a Director of the Company.

         Effective December 16, 1997, the Company entered into a verbal agreement with Mr. Donald Kappauf wherein Mr. Kappauf assumed the duties of President and Chief Executive Officer. The agreement provides for (i) annual compensation of $165,000 for the first year of the agreement increasing at the discretion of the Company; (ii) a bonus equivalent to 6% of the Company's pre-tax profit for fiscal 1998 (8% of the amount over $2,500,000) provided the Company's earnings before taxes are at least $1,500,000; (iii) the award of stock options to purchase 100,000 shares of the Company's common stock, 50,000 of which will vest in one year while the remainder will vest in two years; (iv) a two year term. In December 1998, the Board granted Mr. Kappauf a bonus in the amount of $89,670 with respect to fiscal year 1998.

         Concurrent with the Company's acquisition of the ten privately held companies operating under the tradename The TeamStaff Companies which was effective January 25, 1999, the Company entered into a two year employment agreement with Mr. Kirk A. Scoggins, the former President and a principal shareholder of the TeamStaff Companies, whereby Mr. Scoggins is employed by the Company as the President of its professional employer organization business. Under the terms of his employment agreement, Mr. Scoggins will receive a base salary of $175,000 and options to acquire 100,000 shares of the Company's Common Stock. The options will vest over two years and have an exercise price of $1.5312 per share. In addition, debt in the amount of $135,000 previously owed by Mr. Scoggins to the TeamStaff Companies has been forgiven. The Company also agreed to pay the automobile expenses of Mr. Scoggins in the amount of $800 per month. The agreement with Mr. Scoggins contains certain non-compete and non-disclosure provisions upon terms acceptable to the parties for a period of two years following termination of his employment. The Company has also appointed Mr. Scoggins to its Board of Directors and has agreed to consider appointing a second person mutually acceptable to the Company and the former owners of the TeamStaff Companies. The Company has agreed to use its best efforts to obtain the election of Mr. Scoggins to its Board of Directors for the two year period ending January 25, 2001. See "Certain Relationships and Related Transactions."

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of two peer issuers selected in good faith by the Company. The Company's common stock is listed for trading in the Nasdaq SmallCap market and is traded under the symbol "DGSI".

5 YEAR CUMULATIVE TOTAL RETURN SUMMARY
______________________________________________________________________________
______________________________________________________________________________

                         STARTING
                           BASIS
DESCRIPTION                1993     1994     1995     1996     1997     1998
-----------              --------  -------  -------  -------  -------  -------

DIGITAL SOLUTIONS ($)     $100.00  $155.60  $133.37  $355.56  $125.96  $ 62.95

S & P 500 ($)             $100.00  $103.69  $134.53  $161.88  $277.36  $247.92

PEER GROUP ONLY ($)       $100.00  $113.15  $147.33  $206.17  $225.53  $374.30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective as of January 25, 1999, the Company consummated its acquisition of the TeamStaff Companies. As a result of the acquisition, the 10 TeamStaff Companies became wholly-owned subsidiaries of the Company.

         The TeamStaff Companies are comprised of the following corporations:
TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc, ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff I, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV"), TeamStaff V, Inc. ("TSV") and TeamStaff Insurance Service, Inc. ("TIS"). Each of the TeamStaff Companies are Florida corporations with its principal address at 1211 N. Westshore Blvd., Suite 806, Tampa, Florida 33607. TeamStaff also has offices in Raleigh/Durham, NC; Dallas, TX; Atlanta, GA; and Jacksonville, FL.

         As a result of the acquisition, the combined companies' PEO business will be based in Tampa. Mr. Kirk Scoggins, the former president and a principal shareholder of the TeamStaff Companies, has been appointed President of the combined companies' professional employment organization ("PEO") division and joined the Board of Directors of the Company effective as of January 25, 1999. Effective on the closing, the Company entered into a two year employment agreement with Mr. Scoggins. In addition to the foregoing, the Company has agreed to forgive approximately $135,000 owed by Mr. Scoggins to the TeamStaff Companies provided Mr. Scoggins is employed by the Company for the next two years.

         The combined companies will have revenues of approximately $240 million and approximately 11,000 worksite employees, ranking the combined company among the top 15 PEOs in the United States. PEOs provide outsourcing of human resource, payroll, benefits, and workmen's compensation protection to small and medium sized businesses. The TeamStaff Companies serve a variety of industries, including golf course management, resort property management, manufacturing, distribution and service industries.

         Pursuant to the terms of the acquisition, the Company issued 8,233,334 million shares of its common stock in exchange for all of the common stock of TeamStaff and approximately $3.1 million in cash for all the preferred stock (and accrued dividends) and for payment of outstanding debt owed by the TeamStaff Companies to its shareholders. Digital also paid $750,000 for certain legal, accounting investment banking expenses of the former owners of the TeamStaff Companies. Additionally, Digital issued approximately 311,000 shares of common stock to its investment banking firm for services rendered in connection with the acquisition.

         Pursuant to the terms of the acquisition agreements, the former owners of the TeamStaff Companies agreed to indemnify Digital, subject an initial "basket' of $100,000, for claims of up to approximately $2,000,000 for various types of claims for breaches of representations and warranties. The former owners placed 1,471,800 shares of Common Stock into escrow in order to provide limited security for claims of indemnification brought by Digital for breaches of representations or warranties by the TeamStaff Companies.

         In addition, pursuant to the acquisition agreements, the former owners of the TeamStaff Companies have agreed to vote all shares of Digital owned by them during the two year period following the acquisition, in favor of management's nominees to the Board of Directors at all special or annual meetings of Digital's shareholders.

         The shares issued to the former TeamStaff Companies' owners are "restricted shares" under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the acquisition agreements entered into between the Company and the former owners, the Company has agreed to use its best efforts to have declared effective by the SEC, on the first anniversary of the closing, a registration statement under the Act covering the resale by the former owners of one-third of the shares of the Company's Common Stock issued to the former owners. In addition, the Company has agreed to use its best efforts to have registration statements for one third of the shares declared effective by the SEC on each of the second and third anniversary dates of the closing.

         Digital received an increase of its present lending facility with FINOVA Capital Corporation in order to fund the acquisition and to increase its funding generally. The facility is comprised of (i) a three year term loan, with a five year amortization and a balloon payment at the end of three years, in the amount of $2.5 million; (ii) a one year bridge loan in the amount of $750,000 and (iii) an increase in Digital's revolving line of credit from $2 million to $2.5 million. The term loan bears an interest rate of prime plus 3 percent; the bridge loan bears an interest rate of 12 percent; and the revolving loan bears an interest rate of prime plus 1 percent. In addition, the Company will incur annual "success" fee payments of $200,000, $225,000 and $250,000, respectively, on the first, second and third anniversary dates of the loan facility.

         At a Special Meeting of Shareholders of Digital Solutions held in December 1998, the transaction was approved by holders of approximately 60 percent of Digital's common stock, representing 91 percent of the shares voted at the Special Meeting.

         For information concerning employment agreements with and compensation of the COMPANY's executive officers and directors, see "Executive Compensation."

SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company on or before November 19, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2000 Annual Meeting of Shareholders.

                              FINANCIAL INFORMATION

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO DONALD T. KELLY, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each such request must set forth a good faith representation that as of February 17, 1999, the person making the request was the beneficial owner of common stock of the Company entitled to vote at the Annual Meeting of Shareholders.

                               III. OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                             By Order of the Board of Directors

                                             Donald T. Kelly
February 18, 1999                            Secretary

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                            CERTIFICATE OF AMENDMENT
                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 TEAMSTAFF, INC.

To:      Secretary of State
         State of New Jersey

         Pursuant to the Provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

         1.       The name of the corporation is TeamStaff, Inc.

         2. The following amendment to the Amended and Restated Certificate of Incorporation was unanimously approved by the Board of Directors and thereafter duly adopted by a majority of the shareholders of the corporation at the Annual Meeting of Shareholders held on the 17th day of March, 1999:

                  Resolved, that Article SIXTH of the Amended and Restated Certificate of Incorporation be amended to read as follows:

                  "SIXTH: the following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                  (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws but shall not be less than three. The directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, but in no event shall any class include less than one director. At the 1999 Annual Meeting of Shareholders, Class 1 directors shall be elected for a three-year term, Class 2 directors for a two-year term and Class 3 directors for a one-year term. At each succeeding annual meeting of shareholders beginning at the 2000 annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

                  (2) Newly created directorship resulting from any increase in the authorized number of directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. For the purpose of this Article SIXTH, "cause" shall mean the willful failure of a director to perform in any substantial respect such director's duties to the Corporation, willful malfeasance by a director in the performance of his duties to the Corporation which is materially and demonstrably injurious to the Corporation, the commission by a director of an act of fraud in the performance of his duties, the conviction of a director for a felony punishable by confinement for a period in excess of one year, or the ineligibility of a director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority.

                  (3) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference shares issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

                  (4) Where the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

                  (5) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, Paragraph 2, 3, 4 or 5 of this Article SIXTH.

         3. The only class of securities of the corporation entitled to vote upon the amendment was the Common Stock. The number of shares of Common Stock entitled to vote upon the amendment was 27,617,241.

         4. The number of shares voting for and against such amendment is as follows:

         Number of Shares Voting For             Number of Shares Voting Against
         Amendment                               Amendment

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the 17th day of March, 1999.

TEAMSTAFF, INC.                                  TEAMSTAFF, INC.

By:_________________________                     By:________________________
Donald W. Kappauf, President                     Donald T. Kelly, Secretary

                                TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)

                Annual Meeting of Shareholders -- March 17, 1999

                  PROXY -- SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Karl W. Dieckmann and Donald W. Kappauf, and each of them, proxies, with full power of substitution, to vote all shares of common stock of TeamStaff, Inc. owned by the undersigned at the Annual Meeting of Shareholders of TeamStaff, Inc. to be held on March 17, 1999 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I. Proposal to Amend and Restatement Certificate of Incorporation of the Corporation to PROVIDE FOR A CLASSIFIED THE BOARD OF DIRECTORS INTO THREE CLASSES in which Directors' terms would run until: the 2000 Annual Meeting in the case of Charles R. Dees, Jr. and Martin A. Delaney; the 2001 Annual Meeting in the case of John Ewing, William J. Marino and Kirk A. Scoggins; and the 2001 Annual Meeting in the case of Donald W. Kappauf and Karl W. Dieckmann.

            [ ] For        [ ] Against        [ ] Abstain

II.  Election of Directors

Below are the names of nominees who will be elected if the Shareholder has voted AGAINST or to ABSTAIN from Proposal I.

            FOR all Nominees listed           WITHHOLD AUTHORITY
            below (except as marked           to vote for all
            to the contrary below [ ]         nominees listed below [ ]

(Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

            Karl W. Dieckmann       John Ewing            William J. Marino
            Charles R. Dees, Jr.    Martin A. Delaney     Kirk A. Scoggins
            Donald W. Kappauf

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated February 18, 1999 receipt of which is hereby acknowledged.

The Board of Directors recommends a vote FOR Items 1 and 2.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted: (i) FOR the Proposal to amend the Certificate of Incorporation to provide for a classified Board of Directors and

(ii) FOR the election of seven directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                         Date _________________________________________

                         Signed _______________________________________

                         (Please date and sign exactly as name appears at left.
                          For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)


Please sign and return in the enclosed envelope.